UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2025

PRIMIS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive, Suite 900
McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 28, 2025, Primis Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report its financial results for the fourth quarter of 2024 within a press release (the “Earnings Release”) furnished as Exhibit 99.1 in the Original Report. The Original Report also included presentation materials (the “Investor Presentation”) furnished as Exhibit 99.2 in the Original Report that the Company prepared for use in presentations about the Company’s operations and performance.

This Current Report on Form 8-K/A (the “Amended Report”) amends the Original Report to correct certain financial information included in the Earnings Release and the Investor Presentation as further described below. The Company is filing this Amended Report in order to furnish a revised earnings release (the “Amended Earnings Release”) in Item 2.02 and to furnish an amended investor presentation (the “Amended Investor Presentation”) in its Item 7.01 disclosure. The Amended Earnings Release and the Amended Investor Presentation replace the Earnings Release and the Investor Presentation, respectively, in their entirety. This Amended Report should be read in conjunction with the Original Report. This Amended Report does not amend, modify, or supplement the Original Report, Earnings Release or Investor Presentation in any other respect.

The changes described in this Amended Report arise primarily from management’s subsequent determination that (1) an increase in reserves was required for one credit that was valued by a third party after December 31, 2024 and for a third-party originated consumer loan portfolio, (2) an increase in expense related to fraud losses in the third-party originated consumer portfolio, and (3) a reclassification of certain life premium finance loans to held for sale as of December 31, 2024 that were subsequently sold after 2024 year-end.

Item 2.02	Results of Operations and Financial Condition.

On April 29, 2025, the Company furnished the Amended Earnings Release with its results of operations and financial condition for the three and twelve months ended December 31, 2024, which is attached as Exhibit 99.1 to this Amended Report and incorporated herein by reference. The changes described in the Explanatory Note are reflected in the Amended Earnings Release.

The information in Item 2.02 of this Amended Report is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

A copy of the Amended Investor Presentation is furnished as Exhibit 99.2 to this Amended Report and incorporated herein by reference. The Amended Investor Presentation is also available on the Company's website at www.primisbank.com. Materials on the Company’s website are not part of or incorporated by reference into this report.

As a result of the revisions described above, stockholders’ equity as of December 31, 2024 was impacted, which in turn impacted book value per share and tangible book value per share, as presented in the Investor Presentation for these periods. The revisions did not otherwise impact the Company’s disclosures as presented in the Investor Presentation.

The information in Item 7.01 of this Amended Report is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended Earnings Release.

99.2	Amended Primis Financial Corp. Fourth Quarter 2024 Investor Presentation

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

April 29, 2025	By:	/s/ Matthew A. Switzer
Matthew Switzer
Chief Financial Officer